Exhibit 2.1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

     This AMENDMENT NO. 1 (together with the attachments hereto, this "Amendment”) dated as of June 25, 2004 to the Agreement and Plan of Merger dated as of April 27, 2004 (the “Merger Agreement”) by and among VF Corporation, a Delaware corporation (“Parent”), McGarrett Corp., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and Vans, Inc., a Delaware corporation (the “Company”). Any capitalized term that is used, but not otherwise defined, in this Amendment shall have the meaning given to that term in the Merger Agreement.

RECITALS

     WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement as set forth in this Amendment; and

     WHEREAS, the parties hereto have duly authorized and approved this Amendment.

     ACCORDINGLY, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment and the Merger Agreement, as applicable, and for other good and valuable consideration (the receipt and sufficiency is hereby acknowledged and intending to be legally bound hereby), the parties hereto hereby agree as follows:

     Section 1. Interpretation of Certain Definitions in the Merger Agreement. References in the Merger Agreement to the term “this Agreement”, and the use therein of the terms “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, shall be references to the Merger Agreement as amended by this Amendment, except in any instance in the Merger Agreement where any such reference relates to the date of the execution of the Merger Agreement in which instance that reference shall relate to the Merger Agreement as unamended hereby.

     Section 2. The Termination Fee. Section 11.04(b) of the Merger Agreement is hereby amended by replacing the amount “$10,900,000” with “$8,000,000”.

     Section 3. Incorporation of Article 11. Article 11 of the Merger Agreement is hereby incorporated by reference into, and forms a part of, this Amendment.

[signature page follows]

     IN WITNESS OF THIS AMENDMENT, the parties to this Amendment have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

VANS, INC.
By:	/s/ Gary H. Schoenfeld

	Name:	Gary H. Schoenfeld
	Title:	President & CEO

VF CORPORATION
By: /s/ Mackey J. McDonald

Name:	Mackey J. McDonald
Title:	Chairman, President & CEO

MCGARRETT CORP.
By: /s/ Candace S. Cummings

Name:	Candace S. Cummings
Title:	President

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